UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2014
DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)
000-22446    95-3015862

(Commission File Number)    (IRS Employer Identification No.)
250 Coromar Drive, Goleta, California    93117

(Address of principal executive offices)    (Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On July 9, 2014, Deckers Cabrillo, LLC, a California limited liability company (“Borrower”) and wholly-owned subsidiary of Deckers Outdoor Corporation (the “Company”), entered into a Term Loan Agreement (the “Loan Agreement”) with California Bank & Trust (the “Lender”), providing for a secured term loan facility in principal amount of $33.9 million (the “Term Loan Facility”). The Term Loan Facility matures on July 1, 2029 and bears interest at a fixed rate of 4.928% per annum, payable in equal monthly installments of principal and interest. The Term Loan Facility will be used for working capital and other general corporate purposes.
Borrower has the right to prepay all or any portion of the Term Loan Facility at any time, subject to a prepayment penalty of 5% of the amount prepaid if the prepayment occurs within months 1 through 60, 4% of the amount prepaid if the prepayment occurs within months 61 through 108, 3% of any amount prepaid if the prepayment occurs within months 109 through 144, 2% of any amount prepaid if the prepayment occurs within months 145 through 156, 1% of any amount prepaid if the prepayment occurs within months 157 through 168, and no prepayment fee thereafter.
The Term Loan Facility is irrevocably, absolutely and unconditionally guaranteed by the Company pursuant to a Continuing Guaranty Agreement (the “Guaranty”) between the Company and Lender, dated as of July 9, 2014. The Term Loan Facility is secured by, among other things, a first lien Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of July 9, 2014 (the “Deed of Trust”).
The Loan Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants which include: maintenance of certain insurance requirements; limitations on liens; limitations on additional indebtedness on the Property (as defined in the Loan Agreement); limitations on restricted payments and capital expenditures; financial covenants, including the requirement to maintain a minimum Asset Coverage Ratio (as defined in the Loan Agreement); and other customary limitations. The Loan Agreement also contains usual and customary events of default which include: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; non-performance of covenants and obligations; default under that certain Amended and Restated Credit Agreement, dated August 10, 2012, by and among the Company, lenders party thereto and JPMorgan Chase Bank, as administrative agent, as such may be modified, amended, restated or replaced; bankruptcy or insolvency; the incurrence of material judgments; the loss of validity of the lien or security interest secured by the Deed of Trust; and a material adverse change in the financial condition of Borrower or the Company.
A copy of the Loan Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. A copy of the Guaranty is attached as Exhibit 10.2 hereto and incorporated herein by reference. A copy of the Deed of Trust is attached as Exhibit 10.3 hereto and incorporated herein by reference. The foregoing summary of the Term Loan Facility does not purport to be complete and is subject to and qualified in its entirety by reference to the exhibits.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Exhibits.

(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of July 9, 2014, by and among Deckers Cabrillo, LLC, as Borrower and California Bank & Trust, as Lender.
10.2	Continuing Guaranty Agreement, dated as of July 9, 2014, by and among Deckers Outdoor Corporation and California Bank & Trust.
10.3	Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of July 9, 2014, executed by Deckers Cabrillo, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2014

Deckers Outdoor Corporation
/s/ Thomas A. George
Thomas A. George, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of July 9, 2014, by and among Deckers Cabrillo, LLC, as Borrower and California Bank & Trust, as Lender.
10.2	Continuing Guaranty Agreement, dated as of July 9, 2014, by and among Deckers Outdoor Corporation and California Bank & Trust.
10.3	Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of July 9, 2014, executed by Deckers Cabrillo, LLC.